EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Zix Corporation Registration Statement (Form S-8) pertaining to the Zix Corporation 2004 Stock Option Plan (Amended and Restated as of June 7, 2007) of our report dated March 19, 2007, with respect to the 2006 consolidated financial statements of Zix Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.
/s/ Whitley Penn LLP
Dallas, Texas
June 29, 2007